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                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             CASCADE MICROTECH, INC.

            I, the undersigned, do hereby certify that the following are the Restated Articles of Incorporation of Cascade Microtech, Inc., an Oregon corporation, adopted May 29, 1990, and that these Restated Articles of Incorporation supersede and take the place of the heretofore existing Articles of Incorporation and Amendments thereto.

                                    ARTICLE I

      The name of this corporation shall be Cascade Microtech, Inc., and its existence shall be perpetual.

                                   ARTICLE II

      The purpose and the object of this corporation are to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act (Oregon Revised Statutes, Chapter 60), and by such statement the corporation shall have the power to engage in any lawful activity for which corporations may be organized under the foregoing Act, including, but not limited to, designing, manufacturing and selling microwave wafer probing equipment.

                                   ARTICLE III

      3.1 The corporation is authorized to issue two classes of shares, to be designated Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"), respectively. The total number of shares of capital stock that the corporation shall have authority to issue is sixteen million (16,000,000). The total number of shares of Preferred Stock that the corporation shall have authority to issue is four million (4,000,000). The total number of shares of Common Stock that the corporation shall have authority to issue is twelve million (12,000,000). The Preferred Stock shall have a par value of $0.01 per share, and the Common Stock shall have a par value of $0.01 per share.

      3.2 The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series and to fix the number of shares and to determine or alter for each such series such


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voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Oregon Business Corporation Act. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            (A) The first series of Preferred Stock shall consist of 1,337,319 shares and is hereby designated "Series A Preferred Stock."

            (B) The powers, preferences, rights, restrictions and other matters relating to the Series A Preferred Stock are as follows:

                  (1)   DIVIDENDS.

                        (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.251 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

                        No dividends (other than those payable solely in the form of Common Stock of the corporation) shall be paid on any Common Stock of the corporation during any fiscal year of the corporation until dividends in the total amount of $0.251 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A Preferred Stock shall have been paid or declared and set apart during that fiscal year.

                        No right shall accrue to holders of shares of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year, and no undeclared or unpaid dividend shall bear or accrue any interest.

                        (b) In the event the corporation shall declare a distribution (other than any distribution described in Section (B)(2)) payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their shares of


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Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                  (2)   LIQUIDATION AND REORGANIZATION PREFERENCES.

                        (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $2.51 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                        (b) After payment to the holders of Series A Preferred Stock of the full amount set forth in Section (B)(2)(a) above, the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

                        (c) For purposes of this Section (B)(2), (i) any acquisition of the corporation by means of merger or other form of corporate reorganization in which more than 50% of the outstanding shares of the corporation are exchanged for securities or other consideration issued or caused to be issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or (ii) a sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing, in cash, securities or other property (valued as provided in Section (B)(2)(d) below) amounts as follows:

                              (i)   The holders of the Series A Preferred Stock
shall be entitled to receive, prior and in preference to any distribution of any cash, securities or other property to the holders of the Common Stock by reason of their ownership thereof, the amount of $2.51 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the cash, securities and other property thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then


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the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive;

                              (ii)  After payment to the holders of Series A
Preferred Stock of the full amount set forth in Section (B)(2)(c)(i) above, the holders of Common Stock shall be entitled to receive, prior and in preference to any further distribution of any cash, securities or other property to the holders of Series A Preferred Stock by reason of their ownership thereof, the amount of $1.70 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such share for each share of Common Stock then held by them. If upon the occurrence of such event, the cash, securities and other property thus distributed among the holders of Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive; and

                              (iii) After payment to the holders of Series A
Preferred Stock and Common Stock of the full amounts set forth above in Sections
(B)(2)(c)(i) and (ii), respectively, any remaining cash, securities or other property legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

                        (d) Whenever the distribution provided for in this Section (B)(2) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

                  (3)   VOTING RIGHTS; DIRECTORS.

                        (a) Each holder of shares of the Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders, meeting in accordance with the Bylaws of the corporation. Fractional votes, however, shall not be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.


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                        (b)   The authorized number of directors of the Company
shall be fixed by the Board of Directors, but in no event shall be fewer than four (4) or more than seven (7) members. The holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a class, shall be entitled to designate and elect one member of the Board of Directors, which member shall be subject to approval by the corporation, which approval shall not be unreasonably withheld. The holders of Series A Preferred Stock and the holders of Common Stock, voting together as a class, shall be entitled to designate and elect the remaining members of the Board of Directors.

                        (c) In the case of any vacancy in the office of a director designated and elected by the holders of the Series A Preferred Stock pursuant to Section (B)(3)(b) hereof, only the holders of Series A Preferred Stock, by affirmative vote of the holders of a majority of the outstanding shares thereof, may elect a successor to hold the office for the unexpired term of the director whose place shall be vacant, which successor shall be subject to approval by the corporation, which approval shall not be unreasonably withheld. Any director who shall have been elected by the holders of the Series A Preferred Stock and approved pursuant to Section (B)(3)(b) hereof or any director so elected and approved as provided in the preceding sentence hereof may be removed during the director's term of office, with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock.

                  (4)   CONVERSION.

                  The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                        (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.51 by the Series A Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $2.51 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

                        (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, (ii) the date on which a majority of the shares of Series A Preferred Stock originally issued has been converted into shares of Common Stock or redeemed, or (iii) immediately upon the closing of the sale of the corporation's Common Stock in a firm commitment, underwritten


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public offering registered under the Securities Act of 1933, as amended (the
"Securities Act"), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the corporation, at a public offering price (prior to underwriters, discounts and expenses) equal to or exceeding $6.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the corporation and any selling shareholders (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the corporation's counsel) of which exceed $7,500,000.

                        (c)   MECHANICS OF CONVERSION.

                              (i)   Before any holder of Series A Preferred
Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such stock and shall give written notice to the corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. As soon as practicable thereafter, the corporation shall issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall 'be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                              (ii)  If the conversion is in connection with an
underwritten offering of securities pursuant to the Securities Act, the conversion, at the option of any holder tendering shares of Series A Preferred Stock for conversion, may be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                        (d) ADJUSTMENTS TO SERIES A CONVERSION PRICE FOR CERTAIN DILUTING ISSUES.

                              (i)   SPECIAL DEFINITIONS. For purposes of this
Section (B)(4)(d), the following definitions shall apply:

                                    (1) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).


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                                    (2) "Original Issue Date" shall mean the
date on which a share of Series A Preferred Stock was first issued.

                                    (3) "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                    (4) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Section
(B)(4)(d)(iii), deemed to be issued) by the corporation after the original Issue Date, other than shares of Common Stock issued or issuable:

                                        (A) upon conversion of shares of Series
A Preferred Stock;

                                        (B) pursuant to stock option or stock
purchase plans or agreements on terms approved by the Board of Directors, to officers, directors or employees of, or consultants to, the corporation:

                                            (1) who have provided services to
the corporation in any such capacity beginning at any time up to but not including the Original Issue Date, but not exceeding 300,000 shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options); and

                                            (2) who have provided or will
provide services to the Company in any such capacity beginning at any time on or after the Original Issue Date, but not exceeding 400,000 shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options), in each case subject to adjustment for any stock dividends, combinations or splits with respect to such shares;

                                       (C) to officers, directors or
employees of, or consultants to, the corporation

                                           (1) which are repurchased by the
corporation at the original issue price(s) thereof (but excluding any shares the issuance of which would have resulted in an adjustment of the Series A Conversion Price but for Section (B)(4)(d)(i)(4)(B)), provided that shares which are excluded from the definition of "Additional Shares of Common Stock" pursuant to this Section (B)(4)(d)(i)(4)(C) are reissued by the corporation at not less than such original issue price(s); or


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                                           (2) which become available for
reissuance as a result of lapse without exercise of stock options;

                                        (D) as a dividend or distribution on
Series A Preferred Stock; or

                                        (E) for which adjustment of the Series A
Conversion Price is made pursuant to Section (B)(4)(e).

                        (ii) NO ADJUSTMENT OF CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for the Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section (B)(4)(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series A Conversion Price in effect on the date of and immediately prior to such issue.

                        (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (other than issuances pursuant to clauses (A) through (E) of Section (B)(4)(d)(i)(4)) or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (1) no further adjustments in the Series A
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall be recomputed, upon any such increase or decrease becoming effective, to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible


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Securities; provided, however, that no such adjustment of the Series A
Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock;

                              (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                  (A) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock if any, actually issued upon the exercise of such options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and

                                  (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such options and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Section (B)(4)(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (4) no readjustment pursuant to clause (2) or (3)
above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (A) the Series A Conversion Price on the original adjustment date or (B) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                              (5) in the case of any Options which expire by
their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                        (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (B)(4)(d)(iii)) without consideration or


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for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction,

                              (1) the numerator of which shall be (A) the number
of shares of Common Stock outstanding immediately prior to such issue plus (B) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect immediately prior to such issuance, and

                              (2) the denominator of which shall be (A) the
number of shares of Common Stock outstanding immediately prior to such issue plus (B) the number of such Additional Shares of Common Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities solely as a result of the adjustment of the Series A Conversion Price (or other conversion ratio) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

                        (v) DETERMINATION OF CONSIDERATION. For purposes of this Section (B)(4)(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1) CASH AND PROPERTY. Such consideration:

                                  (A) insofar as it consists of cash, shall be
computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (B) insofar as it consists of property other
than cash, shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and


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                                  (C) insofar as it consists of cash and
property, shall be computed as provided in clauses (A) and (B) above, prorated for the amount of each form of such consideration so received.

                              (2) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section (B)(4)(d)(iii) relating to Options and Convertible Securities shall be determined by dividing:

                                  (A) the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the corporation upon the exercise of such options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                  (e) ADJUSTMENTS TO CONVERSION PRICES FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock) or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price in effect immediately prior to such event shall be proportionately decreased or increased, as appropriate, concurrently with the effectiveness of such event. In the event that the corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (f) ADJUSTMENTS FOR RECLASSIFICATIONS AND REORGANIZATIONS. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of


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

stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section (B)(4)(e) above or a merger or other reorganization referred to in Section (B)(2)(c) above), the Series A Conversion Price then in effect shall be proportionately adjusted, concurrently with the effectiveness of such reorganization or reclassification, so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before such change.

                  (g) NO IMPAIRMENT. The corporation will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (B)(4) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (h) MINIMUM ADJUSTMENT. No adjustment of the Series A Conversion Price shall be made in an amount less than $.01 per share; provided, however, that any adjustments which are not required to be made as a result of the operation of this Section (B)(4)(h) shall be carried forward and shall be taken into account in any subsequent adjustment made prior to five years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Section (B)(4)(d)(iii)(4). no adjustment of the Series A Conversion Price pursuant to Section (B)(4)(d)(iv) shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

                  (i) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section (B)(4), the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation, upon the written request at any time of any holder of Series A Preferred Stock, shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.


12 - RESTATED ARTICLES OF INCORPORATION

                  (j) NOTICES OF RECORD DATE. In the event that the corporation shall propose at any time (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation or sell, lease or convey all or substantially all of its assets or to liquidate, dissolve or wind up, then, in connection with each such event, the corporation shall send to the holders of Series A Preferred Stock:

                        (1) at least 20 days, prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in Section (B)(4)(j)(iii) and (iv) above; and

                        (2) in the case of the matters referred to in Section
(B)(4)(j)(iii) and (iv) above, at least 20 days, prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  (k) ISSUE TAXES. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (l) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall be sufficient from time to time to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the corporation will take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Restated Articles of Incorporation.


13 - RESTATED ARTICLES OF INCORPORATION

                  (m) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation, in lieu of issuing any fractional share, shall pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (n) NOTICES. Any notice required by the provisions of this Section (B)(4) to be given to the any holder of shares of Series A Preferred Stock shall be deemed given when personally delivered to such holder or when deposited in the United States mail, postage prepaid and addressed to such holder of record at the holder's address appearing on the books of the corporation.

            (5)   RESTRICTIONS AND LIMITATIONS.

            As long as any shares of Series A Preferred Stock remain outstanding, the corporation, without the vote or written consent by the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a class, shall not:

                  (a) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for each purpose) any share or shares of Preferred Stock otherwise than by conversion in accordance with Section (B)(4) hereof or any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

                  (b) Authorize or issue or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to the Series A Preferred Stock as to dividend or liquidation preferences or any other rights, preferences or privileges of or powers granted to the Series A Preferred Stock;

                  (c) Increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock;

                  (d) Change, amend, modify or otherwise alter any of the rights, preferences or privileges provided for herein for the benefit of any shares of Series A Preferred Stock; or


14 - RESTATED ARTICLES OF INCORPORATION

                  (e) Change the authorized number of directors of the corporation or the provisions for the election of Directors of the corporation by class vote contained in Section (B)(3)(b) above.

            (6)   NO REISSUANCE OF SERIES A PREFERRED STOCK.

            No share or shares of Series A Preferred Stock acquired by the corporation by reason of repurchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue.

                                   ARTICLE IV

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided, however, that this Article IV shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                    ARTICLE V

      5.1   DEFINITIONS.

            A. PROCEEDING. The term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which a Fiduciary Person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a Fiduciary Person.

            B. FIDUCIARY PERSON. A Fiduciary Person is a person who is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article.

      5.2 INDEMNIFICATION. The corporation shall indemnify to the fullest extent not prohibited by law any Fiduciary Person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorney fees), judgments, fines, and amounts


15 - RESTATED ARTICLES OF INCORPORATION
paid in settlement actually and reasonably incurred by the person in connection with such Proceeding.

      5.3 ADVANCEMENT OF EXPENSES. Expenses incurred by a director or officer of the corporation in defending a Proceeding shall in all cases be paid by the corporation in advance of the final disposition of such Proceeding at the written request of such person, if the person:

            A. furnishes the corporation a written affirmation of the person's good faith belief that such person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the corporation under any other indemnification rights granted by the corporation to such person; and

            B. furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation under this Article or under any other indemnification rights granted by the corporation to such person.

            Such advances shall be made without regard to the person's ability to repay such advances and without regard to the person's ultimate entitlement to indemnification under this Article or otherwise.

      5.4 NON-EXCLUSIVITY AND CONTINUITY OF RIGHTS. The indemnification and entitlement to advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the corporation's articles of incorporation or any statute, agreement, general or specific action of the board of directors, vote of stockholders, or otherwise, shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors, and administrators of such person, and shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article.

      5.5 AMENDMENTS. Any repeal of this Article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this
Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

Dated:            May 29, 1990

                                             /s/   Eric W. Strid
                                          --------------------------------------
                                          Eric W. Strid, President


16 - RESTATED ARTICLES OF INCORPORATION

                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                                       OF
                             CASCADE MICROTECH, INC.

               ARTICLE V OF THE RESTATED ARTICLES OF INCORPORATION
                         IS AMENDED TO READ AS FOLLOWS:

                                       V.

                                  Capital Stock

      5.1 The corporation is authorized to issue two classes of shares, to be designated Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"), respectively. The total number of shares of capital stock that the corporation shall have authority to issue is sixteen million (16,000,000). The total number of shares of Preferred Stock that the corporation shall have authority to issue is four million (4,000,000). The total number of shares of Common Stock that the corporation shall have authority to issue is twelve million (12,000,000). The Preferred Stock shall have a par value of $0.01 per share, and the Common Stock shall have a par value of $0.01 per share.

      5.2 The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series and to fix the number of shares and to determine or alter for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Oregon Business Corporation Act. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            (A) The first series of Preferred Stock shall consist of 1,337,319 shares and is hereby designated "Series A Preferred Stock." The second series of Preferred Stock shall consist of 1,009,167 shares and is hereby designated "Series B Preferred Stock." The third

1 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION
series of Preferred Stock shall consist of 1,500,000 shares and is hereby designated "Series C Preferred Stock."

            (B) The powers, preferences, rights, restrictions and other matters relating to the Series A, B and C Preferred Stock are as follows:

                  (1)   DIVIDENDS.

                        (a) The holders of the Series A, B and C Preferred Stock shall be entitled to receive dividends at the rate of $0.251, $0.60 and $0.80 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, respectively, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative.

                        No dividends (other than those payable solely in the form of Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.251, $0.60 and $0.80 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A, B and C Preferred Stock, respectively, shall have been paid or declared and set apart during that fiscal year.

                        No right shall accrue to holders of shares of Series A, B and C Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year, and no undeclared or unpaid dividend shall bear or accrue any interest.

                        No dividend shall be paid on or declared and set apart for the shares of any series of Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on or declared and set apart for the shares of all other such series of Preferred Stock.

                        (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section (B)(2)) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of the Series A, B and C Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A, B and C Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A, B and C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.


2 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION

                  (2)   LIQUIDATION AND REORGANIZATION PREFERENCES.

                        (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A, B and C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $2.51, $6.00 and $8.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), respectively, plus all accrued or declared but unpaid dividends on such share for each share of Series A, B and C Preferred Stock then held by them. The Series A, B and C Preferred Stock shall rank on a parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, B and C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A, B and C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                        (b) After payment to the holders of Series A, B and C Preferred Stock of the full amount set forth in Section (B)(2)(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A, B and C Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A, B and C Preferred Stock then held by them.

                        (c) For purposes of this Section (B)(2), (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which more than 50% of the outstanding shares of the Corporation are exchanged for securities or other consideration issued or caused to be issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A, B and C Preferred Stock and Common Stock to receive at the closing, in cash, securities or other property (valued as provided in Section (B)(2)(d) below) amounts as follows:

                              (i)   The holders of the Series A, B and C
Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any cash, securities or other property to the holders of the Common Stock by reason of their ownership


3 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION
thereof, the amount of $2.51, $6.00 and $8.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), respectively, plus all accrued or declared but unpaid dividends on such share for each share of Series A, B and C Preferred Stock then held by them. If upon the occurrence of such event, the cash, securities and other property thus distributed among the holders of the Series A, B and C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A, B and C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive;

                              (ii)  After payment to the holders of Series A, B
and C Preferred Stock of the full amount set forth in Section (B)(2)(c)(i) above, the holders of Common Stock shall be entitled to receive prior and in preference to any further distribution of any cash, securities or other property to the holders of Series A, B and C Preferred Stock by reason of their ownership thereof, the amount of $1.70 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such share for each share of Common Stock then held by them. If upon the occurrence of such event, the cash, securities and other property thus distributed among the holders of Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive; and

                              (iii) After payment to the holders of Series A, B
and C Preferred Stock and Common Stock of the full amounts set forth above in Sections (B)(2)(c)(i) and (ii), respectively, any remaining cash, securities or other property legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A, B and C Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A, B and C Preferred Stock then held by them.

                        (d) Whenever the distribution provided for in this Section (B)(2) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

                  (3)   VOTING RIGHTS; DIRECTORS.


4 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION

                        (a) Each holder of shares of the Series A, B and C be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A, B and C Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes, however, shall not be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A, B and C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.

                        (b) The authorized number of directors of the Company shall be fixed by the Board of Directors, but in no event shall be fewer than four (4) or more than seven (7) members. The holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a class, shall be entitled to designate and elect one member of the Board of Directors, which member shall be subject to approval by the Corporation, which approval shall not be unreasonably withheld. So long as there remains outstanding not fewer than 505,000 shares of Series B Preferred Stock, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a class, shall be entitled to designate and elect one member of the Board of Directors, which member shall be subject to approval by the Corporation, which approval shall not be unreasonably withheld. So long as there remains outstanding not fewer than 1,000,000 shares of Series C Preferred Stock, the holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a class, shall be entitled to designate and elect one member of the Board of Directors, which member shall be subject to approval by the Corporation, which approval shall not be unreasonably withheld. The holders of Series A, B and C Preferred Stock and the holders of Common Stock, voting together as a class, shall be entitled to designate and elect the remaining members of the Board of Directors.

                        (c) In the case of any vacancy in the office of a director designated and elected by the holders of the Series A, B or C Preferred Stock pursuant to the second and third sentences of Section (B)(3)(b) hereof, only the holders of Series A, B and C Preferred Stock, as the case may be, by affirmative vote of the holders of a majority of the outstanding shares thereof, may elect a successor to hold the office for the unexpired term of the director whose place shall be vacant, which successor shall be subject to approval by the Corporation, which approval shall not be unreasonably withheld. Any director who shall have been elected by the holders of the Series A, B or C Preferred Stock and approved pursuant to Section (B)(3)(b) hereof or any director so elected and approved as provided in


5 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION
the preceding sentence hereof may be removed during the director's term of office, with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of Series A, B or C Preferred Stock, as the case may be.

                  (4)   CONVERSION.

                  The holders of Series A, B and C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                        (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.51 by the Series A Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $2.51 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 by the Series B Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $6.00 per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $8.00 by the Series C Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the "Series C Conversion Price") shall initially be $8.00 per share of Common Stock. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.

                        (b) AUTOMATIC CONVERSION. Each share of Series A, B and C Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A, B or C Conversion Price, respectively, upon the earlier, of (i) the


6 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION
date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series A, B and C Preferred Stock then outstanding, provided such vote, written consent or agreement is in furtherance of (A) the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (B) the closing of any acquisition of the Corporation by means of merger or other form of corporate reorganization in which more than 50% of the outstanding shares of the Corporation are exchanged for securities or other consideration issued or caused to be issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or (C) the closing of a sale of all or substantially all of the assets of the Corporation; (ii) the date on which a majority of the shares of Series A and B Preferred Stock and all of the Series C Preferred Stock originally issued has been converted into shares of Common Stock or redeemed; or
(iii) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding 125 percent of the then applicable Conversion Price of the Series C Preferred Stock (as adjusted for, any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and any selling shareholders (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which exceed $20,000,000 (a "Qualified Public Offering").

                        (c)   MECHANICS OF CONVERSION.

                              (i) Before any holder of Series A, B or C
Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder of Series A, B or C Preferred Stock a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A, B or C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.


7 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION

                              (ii) If the conversion is in connection with an
underwritten offering of securities pursuant to the Securities Act, the conversion may be conditioned, at the option of any holder tendering shares of Series A, B or C Preferred Stock for conversion, upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A, B or C Preferred Stock shall not be deemed to have converted such Series A, B or C Preferred Stock until immediately prior to the closing of such sale of securities.

                        (d) ADJUSTMENTS TO SERIES A, B AND C CONVERSION PRICE FOR CERTAIN DILUTING ISSUES.

                              (i) SPECIAL DEFINITIONS. For purposes of this
Section (B)(4)(d), the following definitions shall apply:

                                  (1) "OPTIONS" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

                                  (2) "ORIGINAL ISSUE DATE" shall mean the date
on which a share of Series C Preferred Stock was first issued.

                                  (3) "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series A, B and C Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                  (4) "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or, pursuant to Section
(B)(4)(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                      (A) upon conversion of shares of Series
A, B or C Preferred Stock;

                                      (B) pursuant to stock option, stock
incentive, or stock purchase plans or agreements on terms approved by the Board of Directors, to officers, directors or employees of, or consultants to, the Corporation, so long as shares issued or issuable under such plans and agreements, together with shares reserved for issuance under such plans and agreements total no more than 2,200,000 shares (subject to adjustment for any stock dividends, combinations or splits with respect to such shares);


8 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION

                                      (C) to officers, directors or employees
of, or consultants to, the Corporation:

                                          (1) which are subject to repurchase
by the Corporation at the original issue price(s) thereof (but excluding any shares the issuance of which would have resulted in an adjustment of the Series A, B or C Conversion Price but for Section (B)(4)(d)(i)(4)(B)), provided that shares which are excluded from the definition of "Additional Shares of Common Stock" pursuant to this Section (B)(4)(d)(i)(4)(C) are reissued by the Corporation at not less than such original issue price(s); or

                                          (2) which become available for
reissuance as a result of lapse without exercise of stock options;

                                      (D) as a dividend or distribution on
Series A, B or C Preferred Stock; or

                                      (E) for which adjustment of the Series
A, B or C Conversion Price is made pursuant to Section (B)(4)(e).

                                      (F) upon exercise of that certain
warrant dated as of the Original Issue Date, to purchase up to 250,000 shares of Series C Preferred Stock.

                        (ii) NO ADJUSTMENT OF CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for a series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section (B)(4)(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect on the date of and immediately prior to such issue.

                        (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (other than issuances pursuant to clauses (A) through (E) of Section (B)(4)(d)(i)(4)) or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of


9 -   AMENDMENT TO RESTATED
      ARTICLES OF INCORPORATION

Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (1) no further adjustments in the Series A, B
or C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (2) if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A, B or C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall be recomputed, upon any such increase or decrease becoming effective, to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Series A, B or C Conversion Price shall affect Common Stock previously issued upon conversion of the Series A, B or C Preferred Stock;

                              (3) upon the expiration of any such options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A, B or C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                  (A) in the case of Convertible Securities
or options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and


10 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION

                                  (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section (B)(4)(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (4) no readjustment pursuant to clause (2) or
(3) above shall have the effect of increasing the Series A, B or C Conversion Price to an amount which exceeds the lower of (A) the Series A, B or C Conversion Price on the original adjustment date or (B) the Series A, B or C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                              (5) in the case of any options which expire by
their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A, B or C Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                        (iv)  ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE
OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (B)(4)(d)(iii)) without consideration or for a consideration per share less than the Conversion Price with respect to any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction,

                              (1) the numerator of which shall be (A) the
number of shares of Common Stock outstanding immediately prior to such issue plus (B) the number of shares of Common Stock which the aggregate consideration (if any, as determined pursuant to Section (B)(4)(d)(v)) received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and


11 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION

                              (2) the denominator of which shall be (A) the
number of shares of Common Stock outstanding immediately prior to such issue plus (B) the number of such Additional Shares of Common Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A, B and C Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A, B or C Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratio) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

                        (v) DETERMINATION OF CONSIDERATION. For purposes of this Section (B)(4)(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1) CASH AND PROPERTY. Such consideration:

                                  (A) insofar as it consists of cash, shall
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (B) insofar as it consists of property
other than cash, shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                  (C) insofar as it consists of cash and
property, shall be computed as provided in clauses (A) and (B) above, prorated for the amount of each form of such consideration so received.

                              (2) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section (B)(4)(d)(iii) relating to Options and convertible Securities shall be determined by dividing:


12 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION

                                  (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible securities or, in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible securities, by (B) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such options or conversion or exchange of such Convertible Securities.

                  (e)   ADJUSTMENTS TO CONVERSION PRICES FOR STOCK DIVIDENDS
AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock) or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall be proportionately decreased or increased, as appropriate, concurrently with the effectiveness of such event. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (f) ADJUSTMENTS FOR RECLASSIFICATIONS AND REORGANIZATIONS. If the Common Stock issuable upon conversion of the Series A, B and C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section (B)(4)(e) above or a merger or other reorganization referred to in Section (B)(2)(c) above), the Series A, B and C Conversion Price then in effect shall be proportionately adjusted, concurrently with the effectiveness of such reorganization or reclassification, so that the Series A, B and C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock


13 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION
which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A, B and C Preferred Stock immediately before such change.

                  (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (B)(4) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, B and C Preferred Stock against impairment.


                  (h)   MINIMUM ADJUSTMENT. No adjustment of the Series A,
B or C Conversion Price shall be made in an amount less than $.01 per share; provided, however, that any adjustments which are not required to be made as a result of the operation of this Section (B)(4)(h) shall be carried forward and shall be taken into account in any subsequent adjustment made prior to five years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Section (B)(4)(d)(iii)(4), no adjustment of the Series A, B or C Conversion Price pursuant to Section
(B)(4)(d)(iv) shall have the effect of increasing the Series A, B or C Conversion Price above the Series A, B or C Conversion Price in effect immediately prior to such adjustment.

                  (i) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section
(B)(4), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, B or C Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation, upon the written request at any time of any holder of Series A, B or C Preferred Stock, shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A, B or C Preferred Stock.


14 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION

                  (j) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other entity or sell, lease or convey all or substantially all of its assets or to liquidate, dissolve or wind up, then, in connection with each such event, the Corporation shall send to the holders of Series A, B and C Preferred Stock:

                        (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in Section (B)(4)(j)(iii) and (iv) above; and

                        (2) in the case of the matters referred to in Section
(B)(4)(j)(iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  (k) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A, B or C Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (l) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, B and C Preferred Stock, such number of its shares of Common Stock as shall be sufficient from time to time to effect the conversion of all outstanding shares of Series A, B and C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, B and C Preferred Stock, the Corporation will take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including


15 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION
without limitation engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Restated Articles of Incorporation.

                  (m) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A, B or C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A, B or C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation, in lieu of issuing any fractional share, shall pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (n) NOTICES. Any notice required by the provisions of this Section (B)(4) to be given to the holders of shares of Series A, B or C Preferred Stock shall be deemed given when personally delivered to such holder or when deposited in the United States mail, postage prepaid and addressed to such holder of record at the holder's address appearing on the books of the Corporation.

            (5)   RESTRICTIONS AND LIMITATIONS.

                  (a) As long as any shares of Preferred Stock remain outstanding, the Corporation, without the vote or written consent by (i) the holders of at least a majority of the outstanding shares of Series A, B and C Preferred Stock, voting together as a single class, and (ii) the holder of at least a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class, shall not:

                        (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or any share or shares of Common Stock; provided, however, that this restriction shall not apply to (a) the conversion of shares of Preferred Stock in accordance with Section (B)(4) hereof, (b) the redemption of shares of Series C Preferred Stock in accordance with Section 2.25 of that certain Investors' Rights Agreement dated as of the Original Issue Date (the "Investors' Rights Agreement"), (c) the repurchase of Registrable Securities pursuant to the terms of Section 2.6 of the Investors' Rights Agreement, (d) the repurchase of shares of Common Stock from Dale E. Carlton and Cynthia Ann Crow-Carlton pursuant to the terms of the Stock Put Agreement dated October 14, 1992, (e) the repurchase of shares of Common Stock from K. Reed Gleason in an amount not to exceed $1,000,000 on terms approved by the Board of Directors provided such repurchase occurs not more than six (6) months from the Original Issue Date, and (f) repurchase of shares of Common Stock from current and


16 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION
former employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares and on terms approved by the Board of Directors.

                        (ii) Increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock;

                  (b) The Corporation shall not amend its Articles of Incorporation without the approval, by vote or written consent, by the holders of at least a majority of the outstanding shares of a series of Preferred Stock, if such amendment would change any of the rights, preferences or limitations provided for herein for the benefit of any shares of that series of Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Articles of Incorporation without the approval of at least a majority of the outstanding shares of a series of Preferred Stock, if such amendment would:

                        (i) Authorize or obligate the Corporation to (a) issue any additional Series A, B or C Preferred Stock above the 1,337,319, 1,009,167 and 1,500,000 shares of Series A, B and C Preferred Stock, respectively, authorized as of the Original Issue Date, or (b) issue any other equity security (including any security convertible into or exercisable for any equity security) senior to the Series A, B or C Preferred Stock as to dividend or liquidation preferences or any other rights, preferences or limitations of or powers granted to the Series A, B or C Preferred Stock;

                        (ii) Change, amend, modify or otherwise alter any of the rights, preferences or limitations provided for herein for the benefit of any shares of Series A, B or C Preferred Stock; or

                        (iii) Change the provisions for the election of Directors of the Corporation by class vote contained in Section (B)(3)(b) above;

                  (c) The Corporation shall not amend its Articles of Incorporation if such amendment would change the rights, preferences or limitations of one or more series of Preferred Stock, unless such amendment is approved, by vote or written consent, by the holders of at least a majority of the outstanding shares of each of the other series of Preferred Stock.

            (6)   NO REISSUANCE OF SERIES A, B OR C PREFERRED STOCK.

17 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION

            No share or shares of Series A, B or C Preferred Stock acquired by the Corporation by reason of repurchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.


18 -   AMENDMENT TO RESTATED
       ARTICLES OF INCORPORATION